UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT No. 1 to
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 27, 1999

Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(501) 273-4000

 Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements of Asda Group plc included in item 7(a) are prepared in accordance with generally accepted accounting principles of the United Kingdom. These are not Asda Group plc statutory accounts within the meaning of section 240 of the Companies act of 1985 of Great Britain. Statutory accounts for the 52 weeks ended May 1, 1999, of which the auditors have given an unqualified opinion, will be delivered to the Registrar of Companies for England and Wales.

REPORT OF INDEPENDENT AUDITORS

To: The Directors

ASDA Group plc

We have audited the accompanying consolidated balance sheet of ASDA Group plc as of May 1, 1999, and the related consolidated profit and loss account and consolidated cash flow statement for the 52 weeks then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which are similar to those generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ASDA Group plc as at May 1, 1999, and the consolidated results of its operations and its consolidated cash flows for the 52 weeks then ended in conformity with accounting principles generally accepted in the United Kingdom.

Ernst & Young

London, England
September 27, 1999

Page 3 fo 28

ASDA Group plc
PROFIT AND LOSS ACCOUNT
for the 52 weeks ended 1 May 1999

	Note	1999 GBPm
SALES		8,866.7
Value added tax		668.4
TURNOVER	1	8,198.3
Operating costs	2	7,762.7
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST		435.6
Net interest payable	3	(12.7)
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		422.9
Taxation	4	(105.9)
PROFIT FOR THE FINANCIAL YEAR		317.0
Dividends	5	(28.8)
RETAINED PROFIT FOR THE FINANCIAL YEAR	21	288.2

There were no other recognised gains or losses for the period other than the profit for the 52 weeks of
GBP317.0 m.

 ASDA Group plc
RECONCILIATION OF MOVEMENTS IN SHARHOLDERS' FUNDS
for the 52 weeks ended 1 May 1999

1999 GBPm
Total recognised gains and losses	317.0
Dividends	(28.8)
288.2
Shares issued	7.4
Total movements during the year	295.6
Shareholders’ funds at beginning of the year	2,279.8
Shareholders’ funds at end of the year	2,575.4

NOTE OF HISTORICAL COST PROFITS AND LOSSES
for the 52 weeks ended 1 May 1999

1999 GBPm
Reported profit on ordinary activities before taxation	422.9
Adjustment of depreciation to historical cost basis	(3.0)
Historical cost profit on ordinary activities before taxation	419.9
Historical cost retained profit	285.2

ASDA Group plc
BALANCE SHEET
as at 1 May 1999

	Note	1999 GBPm
FIXED ASSETS
Tangible assets	7	3,574.8
Investments	8	9.3
Colleague Share Ownership Plan	18	57.1
		3,641.2

CURRENT ASSETS
Stocks	10	426.7
Debtors	11	121.6
Investments	12	103.2
Cash at bank and in hand		17.1
		668.6

CREDITORS: amounts falling due within one year
Borrowings	16	(81.8)
Other creditors	13	(1,099.3)
		(1,181.1)
NET CURRENT (LIABILITIES)/ASSETS		(512.5)
TOTA ASSETS LESS CURRENT LIABILITIES		3,128.7

CREDITORS: amounts falling due after more than one year
Borrowings	16	(512.5)
Provisions	14	(40.8)
		2,575.4

CAPITAL AND RESERVES
Called up share capital	19	763.2
Share premium account	21	408.8
Revaluation reserve	21	229.4
Profit and loss account	21	1,174.0
EQUITY SHAREHOLDERS' FUNDS		2,575.4

ASDA Group plc
CASH FLOW STATEMENT
for the 52 weeks ended 1 May 1999

	Notes	1999 GBPm
Net cash inflow from operating activities	22	565.1
Returns on investment and servicing of finance	22	(22.2)
Taxation	22	(90.2)
Capital expenditure and financial investment	22	(511.2)
Equity dividends paid		(106.8)
Cash outflow before use of liquid resources and financing		(165.3)
Management of liquid resources	22	10.9
Financing
Issue of ordinary share capital		8.7
Borrowings and lease financing	22	144.1
		152.8
Decrease in cash in period		(1.6)

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

	Notes	1999 GBPm
Decrease in cash in period		(1.6)
Cash (inflow)/outflow from borrowings and lease financing	22	(144.1)
Cash inflow from management of liquid resources	22	(10.9)
Change in net debt resulting from cash flows		(156.6)
Opening net debt	22	(317.4)
Closing net debt	22	(474.0)

ASDA Group plc
ACCOUNTING POLICIES

ACCOUNTING BASIS
The accounts are prepared under the historical cost convention modified to include the revaluation of certain fixed assets.  The accounts are prepared in accordance with applicable accounting standards.

CONSOLIDATED ACCOUNTS
The consolidated accounts incorporate the accounts of the company and its subsidiary undertakings together with the group’s share of the profits less losses of associated undertakings, adjusted where appropriate to conform to group accounting policies for the 52 weeks ended 1 May 1999.

GOODWILL
Goodwill arising on acquisitions prior to 2 May 1998 was set off directly against reserves in the group accounts. Goodwill previously eliminated against reserves has not been reinstated on implementation of FRS 10.

Positive goodwill arising on acquisitions since 2 May 1998 is ordinarily capitalised, classified as an asset on the balance sheet and amortised on a straight line basis over its useful economic life up to a presumed maximum of 20 years. It is reviewed for impairment at the end of the first full financial year following the acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

If a subsidiary, associate or business is subsequently sold or closed, any goodwill arising on acquisition that was written off directly to reserves or that has not been amortised through the profit and loss account is taken into account in determining the profit or loss on sale or closure.

TURNOVER
Turnover comprises the value of sales excluding value added tax and intra-group transactions.

TANGIBLE FIXED ASSETS
The group’s tangible fixed assets are included in the balance sheet at cost less depreciation, with the exception of its food retailing properties, which have been included at valuation less depreciation and amounts written off.

DEPRECIATION
The group’s tangible fixed assets are depreciated over their estimated useful lives, on a straight line basis, as follows:

Freehold and long leasehold property     20 - 50 years
Short leasehold property                        Over period of lease
Plant, fixtures and fittings                        3 - 20 years

The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

ASDA Group plc
ACCOUNTING POLICIES

LEASED ASSETS
Assets held under finance leases are capitalised as tangible fixed assets and are included in borrowings at the cost of outright purchase. Rentals are apportioned between reductions in the capital obligations included in borrowings and those relating to finance charges which are charged to the profit and loss accounts at a constant periodic rate of charge.

The capitalised cost of leased assets is written off over the shorter of their estimated useful lives or the lease terms.

The costs of operating leases are charged to the profit and loss account on a straight line basis over the lease term.

CAPITALISATION OF INTEREST
Interest costs relating to the financing of properties in the course of construction for trading occupation by the company or its subsidiary undertakings are capitalised gross (previously net of tax relief).

Interest costs incurred in funding land and construction work in progress in respect of property development projects are capitalised during development.

STOCKS
Stocks comprise goods held for resale and development properties and are valued at the lower of cost and net realisable value.

DEFERRED TAXATION
Deferred tax has been accounted for to the extent that it is probable that a liability or asset will crystallise.

INVESTMENTS
Investments in associated undertakings are dealt with under the equity method of accounting in the consolidated accounts less amounts written off. In the company’s accounts investments in associated undertakings are stated at cost less amounts written off.

Short term investments are stated at the lower of cost and net realisable value. All income from these investments is included in the profit and loss account as interest receivable and similar income.

FOREIGN CURRENCIES
Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction or at the contracted rate if the transaction is covered by a forward exchange contract. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date or, if appropriate, at the forward contract rate. All differences are taken to the profit and loss account.

PENSIONS
Pension costs are charged to the profit and loss account over the expected service lives of colleagues in the scheme. The pension cost is assessed in accordance with the advice of qualified actuaries.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

1. TURNOVER AND SEGMENTAL ANALYSIS
Turnover comprises the value of sales excluding value added tax.
The group operated in two principal areas of activity, categorised as follows:

  ASDA - retail of food, clothing, home and leisure superstores
  Gazeley - property developments.
52 weeks 1999 GBPm
TURNOVER
ASDA	8,178.0
Gazeley	20.3
8,198.3
PROFIT
ASDA	426.9
Gazeley	8.7
Operating profit	435.6
Net interest payable	(12.7)
Profit on ordinary activities before taxation	422.9
NET ASSETS
ASDA	2,949.4
Gazeley	59.9
3,009.3
Unallocated net liabilities	(433.9)
Total net assets	2,575.4

Unallocated net liabilities comprise balances in respect of investments, dividends and borrowings.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

2. OPERATING COSTS

52 weeks 1999 GBPm
Change in stocks	(61.7)
Other operating income	(36.8)
Raw materials and consumables	6,367.3
Employment costs	758.3
Depreciation of tangible fixed assets	145.3
Other operating charges	590.3
7,762.7
WITHIN OTHER OPERATING CHARGES:
OPERATING LEASE CHARGES
- land and buildings	41.2
- plant and machinery	12.7

AMOUNTS PAID TO AUDITORS
Fees charged to profit and loss account in respect of:
Audit	0.3
Other	0.2
0.5
EMPLOYMENT COSTS
Wages and salaries	697.9
Social security costs	45.0
Pension costs	15.4
758.3

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

2. OPERATING COSTS (continued)
The average number of colleagues employed by the group during the year was:

	Total 1999	Full time equivalents 1999
ASDA	83,280	51,270
Gazeley	23	22
	83,303	51,292

3. NET INTEREST PAYABLE

52 weeks 1999 GBPm
Bank loans and overdrafts	(7.9)
Finance leases	(0.6)
Bonds	(38.9)
(47.4)
Interest capitalised before tax relief of GBPnil	17.2
(30.2)
Interest receivable and similar income	17.5
(12.7)

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

4. TAXATION
The charge to UK corporation tax for the year arises as follows:

52 weeks 1999 GBPm
On profit for the year:
Current	(128.0)
Deferred	20.0
Adjustments in respect of prior years:
Current	9.8
Deferred	(7.7)
(105.9)

At 25.0% the effective rate is lower than the standard rate of 30.9% as a result of the impact of partial provision for the deferred taxation on fixed assets timing differences and the release of corporate tax provisions following the agreement of prior year liabilities.

5. DIVIDENDS

52 weeks 1999 GBPm
Ordinary - interim paid	28.8
- final proposed	-
28.8

On 14 June 1999, Wal-Mart Stores (UK) Limited, a subsidiary of Wal-Mart Stores, Inc., announced a cash offer for 100% of the issued share capital of ASDA Group plc. The offer became fully unconditional on 27 July 1999 and Wal-Mart Stores, Inc. is now the ultimate parent undertaking of Asda Group plc.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

6. DIRECTORS' REMUNERATION

The total remuneration of the directors is as follows:

52 weeks 1999 GBP000
Total directors’ remuneration excluding pension	2,277
Aggregate gains on the exercise of share options	2,859
No.
Number of directors who are members of the defined benefit scheme	8

Amounts in respect of the highest paid director are as follows:

52 weeks 1999 GBP000
Total remuneration excluding pension and including gains on exercise of share options	1,486
1 May 1999 GBP000
Accumulated total accrued pension	20

 The highest paid director exercised 779,390 share options during the year, 250,000 of which related to qualifying services under a long term incentive scheme.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

7. TANGIBLE FIXED ASSETS

	Freehold properties GBPm	Leasehold properties GBPm	Plant fixtures & fittings GBPm	Total GBPm
COST OR VALUATION
At beginning of the year	2,139.1	731.5	759.6	3,630.2
Reclassification	99.7	(101.6)	1.9	-
Additions	391.9	53.1	163.5	608.5
Disposals	(61.3)	(39.4)	(75.8)	(176.5)
At end of the year	2,569.4	643.6	849.2	4,062.2
COST OR VALUATION AT END OF THE YEAR IS REPRESENTED BY:
Valuation	1,502.3	536.7	-	2,039.0
Cost	1,067.1	106.9	849.2	2,023.2
	2,569.4	643.6	849.2	4,062.2
DEPRECIATION
At beginning of the year	167.1	155.2	412.7	735.0
Reclassification	29.3	(29.4)	0.1	-
Charge for the year	33.0	16.1	96.2	145.3
Disposals	(41.9)	(35.6)	(65.2)	(142.7)
At end of the year	187.5	106.3	443.8	737.6
Net book amounts at end of the year	2,381.9	537.3	405.4	3,324.6
Assets under construction				250.2
NET BOOK AMOUNTS AT END OF THE YEAR				3,574.8
NET BOOK AMOUNTS AT BEGINNING OF THE YEAR				3,196.3

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

7. TANGIBLE FIXED ASSETS (continued)
Food retailing properties were revalued at 1 May 1996 by External Valuers, Messrs G.L. Hearn and Partners, Chartered Surveyors. The open market valuations were carried out on the basis of "Existing Use Value" as defined in Practice Statement 4 of, and in accordance with, the RICS Appraisal and Valuation Manual (the New Red Book) published by the Royal Institute of Chartered Surveyors, with the exception of certain superstores which, in the opinion of the directors, have a limited future economic life in existing use. In respect of these properties, the directors have estimated their lower, alternative use value.

The cumulative amount of capitalised interest included in the net book value of fixed assets is
GBP40.7 million. Detaiils of interest capitalised during the year are given in note 3 on page 19.

The historical cost of food retailing properties included at valuation is as follows:

1999 GBPm
Freehold properties	1,428.6
Leasehold properties	573.5
2,002.1

 The net book amount of plant, fixtures and fittings for the group includes 1.5 million British Pounds in respect of leased assets after charging depreciation of GBP5.9 million.

1999 GBPm
Leases with 50 years or more unexpired	460.6
Leases with less than 50 years unexpired	76.8
537.4

8. FIXED ASSET INVESTMENTS

1999 GBPm
Subsidiary undertakings (note 9)	-
Qualifying Employee Share Ownership Trust	9.3
9.3

The Qualifying Employee Share Ownership Trust (‘QUEST’) was established for the purposes of the Sharesave Scheme. As at 1 May 1999, 2,239,545 of the ordinary shares issued to the QUEST had been transferred to the option holders exercising options under the Sharesave Scheme and the option money received by QUEST used to repay part of the loan. The remaining 19,660,455 shares held by the QUEST, over which options have been granted, are included in fixed asset investments at a cost of GBP9.3 million.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

9. SUBSIDIARY UNDERTAKINGS
As at 1 May 1999, the following companies, being those whose results principally affect the financial position of the group, were subsidiary undertakings whose ordinary share capital was wholly owned, and which were registered in England and Wales and operating in the UK.

	Principal activities	Holding Company

ASDA Stores Limited	Retailing	ASDA Group plc
Gazeley Properties Limited	Property Development	Gazeley Holdings Limited
McLagan Investments Limited	Property Investment	ASDA Group plc
The Burwood House Group Plc	Property Investment	McLagan Investments Limited

A complete list of subsidiary undertakings will be annexed to the next annual return to the Registrar of Companies.

10. STOCKS

1999 GBPm
Goods held for resale	385.5
Development properties	41.2
426.7

11. DEBTORS

1999 GBPm
Amounts owed by subsidiary undertakings	-
Other debtors	48.9
Prepayments and accrued income	72.7
121.6

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

12. INVESTMENTS
Investments are in short term instruments with approved counterparties.

13. OTHER CREDITORS

1999 GBPm
AMOUNTS FALLING DUE WITHIN ONE YEAR
Bank overdraft	-
Trade creditors	689.3
Amounts owed to subsidiaries	-
Taxation	156.7
Social security	12.4
Other creditors	94.5
Accruals	146.4
Proposed dividend	-
1,099.3

14. PROVISIONS FOR LIABILITIES AND CHARGES

1999 GBPm
Provisions (note 15)	11.2
Deferred taxation (note 17)	29.6
40.8

15. PROVISIONS

Onerous lease provision GBPm
At beginning of the year	36.7
Utilised during the year	(25.5)
At end of the year	11.2

The onerous lease provision represents provisions for lease obligations arising from discontinued activities.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

16. BORROWINGS

1999 GBPm
AMOUNTS FALLING DUE WITHIN ONE YEAR
Bank finance (a)	79.1
Obligations under finance leases	2.7
81.8

AMOUNTS REPAYABLE BETWEEN ONE AND TWO YEARS
Bank finance (a)	30.5
Obligations under finance leases	2.0

AMOUNTS REPAYABLE BETWEEN TWO AND FIVE YEARS
Bank finance (a)	-
Obligations under finance leases	-
Bonds due 2002 (b)	58.3

AMOUNTS REPAYABLE IN FIVE YEARS OR MORE
Bonds due 2007 (c)	197.5
Bonds due 2010 (d)	75.9
Bonds due 2015 (e)	148.3
512.5

    (a) Bank finance includes bank borrowings and the factoring of certain rental commitments.

    (b) On 15 May 1986, the company issued GBP100 million of unsecured 9 5/8 % bonds at 99 1/2% of nominal value redeemable at par on 25 April 2002 unless previously redeemed at the company’s request.

    (c) On 24 April 1997, the company issued GBP200 million of unsecured 8 3/8 % bonds at 98.872% of nominal value redeemable at par on 24 April 2007 unless previously redeemed at the company’s request.

    (d) On 31 March 1989, the company issued GBP125 million of unsecured 10 7/8% bonds at 101.753% of nominal value redeemable at par on 20 April 2010, unless previously redeemed at the company’s request, at the higher of par or a price calculated to provide a yield equal to that earned on 12% Exchequer Stock 2013/2017.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

16. BORROWINGS (continued)

    (e) On 17 July 1998, the company issued GBP150 million of unsecured 6  5/8% bonds at 99.441% of nominal value redeemable at par on 17 July 2015 unless previously redeemed at the company’s request.

         As at 1 May 1999 all gross borrowings were in sterling at fixed rates of interest.

         The average interest rate of fixed rate debt is 8.7% for which the rate is fixed on average for 7 years.

17. DEFERRED TAXATION

	Depreciation allowances GBPm	Short term timing differences GBPm	Total GBPm
AMOUNT PROVIDED
At beginning of the year	59.4	(17.5)	41.9
Provision charged through profit and loss account	(19.0)	6.7	(12.3)
At end of the year	40.4	(10.8)	29.6

Provision has been made at the anticipated rate of corporation tax on timing differences which are expected to reverse in the foreseeable future.

	Depreciation allowances GBPm	Short term timing differences GBPm	Total GBPm
POTENTIAL LIABILITY
At beginning of the year	89.2	(17.5)	71.7
Provision charged through profit and loss account	16.0	6.7	22.7
At end of the year	105.2	(10.8)	94.4

Any capital gains tax arising on the disposal of properties at their revalued amounts would be covered by indexation, rollover relief and capital losses.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

18. COLLEAGUE SHARE OWNERSHIP PLAN

GBPm
At beginning of the year	53.1
Additions during the year	24.6
Issued during the year	(20.6)
At end of the year	57.1

The Colleague Share Ownership Plan ("CSOP") is designed to extend share option participation throughout the business and the directors consider that the CSOP is an important factor in motivating and retaining colleagues. Options are granted over shares equal in value to 25% of salary and are exercisable three and six years after grant, provided that the colleague remains employed by ASDA. Option prices are based on market prices prevailing at the date of grant. At 1 May 1999, 61.7 million shares were under option.

The CSOP is administered by an independent professional trust company resident in Jersey. The trust holds sufficient ordinary shares in the company to meet the anticipated future obligations of the CSOP, funded by a direct loan from the company. The costs of the CSOP are charged to the profit and loss account as they accrue. There is a dividend waiver in place in respect of shares held by the trust.

At 1 May 1999 the trust held 46.1 million ordinary shares of the company at an aggregate cost of GBP57.1 million the related loan from the company being included within fixed assets on the balance sheet. The market value of the shares at 1 May 1999 was GBP95.3 million.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

19. CALLED UP SHARE CAPITAL

Ordinary shares of 25p each 1999 GBPm
Authorised	1,250.0
Allotted and fully paid:
At beginning of the year	761.1
Issued in relation to share option schemes	2.1
763.2

At 1 May 1999 there were 3,052,784,731 ordinary shares in issue. 8,334,195 share options with a nominal value of GBP2,083,549 were exercised during the year for a total consideration of GBP7,326,717.

In addition to the CSOP referred to above which uses shares acquired in the market, the group operates a number of share schemes for colleagues. Details of options outstanding under each of the schemes as at 1 May 1999 are summarised as follows:

	Number of participants	Number of options	Price per ordinary share (range) pence	Exercisable by
Executive share option scheme 1984	143	1,841,331	25 - 170	July 2004
Executive share option scheme 1994	2,203	36,566,689	66 - 209.5	January 2009
Sharesave scheme 1994	54,554	84,717,333	47 - 146.5	October 2004

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

20. FIANACIAL COMMITMENTS

1999 GBPm
Contracted	53.3

The annual commitments under non-cancellable operating leases, which relate primarily to land and buildings, are as follows:

1999 GBPm
Leases expiring:
After five years	40.1

21. RESERVES

	Share premium account GBPm	Revaluation reserve GBPm	Profit and loss account GBPm
At beginning of the year	403.5	229.4	885.8
Retained profit for the year	-	-	288.2
Premium on ordinary shares in relation to share option schemes	5.3	-	-
At end of the year	408.8	229.4	1,174.0

The cumulative amount of goodwill written off to reserves since 1 January 1989 is GBP114.5 million.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

22. CASH FLOW

1999 GBPm
(a) Reconciliation of operating profit to net cash inflow from operating activities
Operating profit	435.6
Depreciation	145.3
Loss/(profit) on disposal of assets	4.1
Utilisation of provisions	(25.5)
Increase in stock	(61.7)
(Increase)/decrease in debtors	(25.6)
Increase in creditors	92.9
Net cash inflow from operating activities	565.1

(b) Analysis of cash flows for headings netted in the cash flow statement
1999 GBPm
Returns on investment and servicing of finance
Interest paid	(39.0)
Interest received	16.8
Net cash outflow from returns on investments and servicing of finance	(22.2)

Taxation
Corporation tax paid (including advance corporation tax)	(90.2)

Capital expenditure and financial investments
Disposal of tangible fixed assets	24.6
Purchase of tangible fixed assets	(531.8)
Colleague share ownership plan	(4.0)
Net cash outflow from capital expenditure and financial investment	(511.2)

Management of liquid resources
Net cash inflow from short term investments	10.9

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

22. CASH FLOW (continued)

1999 GBPm
Borrowings and lease financing
Repayment of US private placement	-
Issue of bonds due 2015	148.2
Decrease in other borrowings	(4.1)
Net cash inflow/(outflow) from borrowings and lease financing	144.1

        (c) Analysis of net debt

	At 2 May 1998 GBPm	Cash flow GBPm	Other non cash changes GBPm	At 1 May 1999 GBPm
Cash in hand and at bank	18.7	(1.6)	-	17.1
Debt due within one year	(28.1)	3.7	(57.4)	(81.8)
Debt due after one year	(422.1)	(147.8)	57.4	(512.5)
Current asset investments	114.1	(10.9)	-	103.2
	(317.4)	(156.6)	-	(474.0)

23. PENSIONS
The group operates a final salary scheme open to all full time and part time salaried colleagues and a money purchase plan open to all hourly paid colleagues. These schemes provide a pension in addition to the basic state pension together with other benefits such as life assurance.

The assets of the money purchase plan are invested with the Prudential Life Assurance Company whilst the assets of the final salary scheme are placed by the trustees under the management of professional fund managers. The assets of these schemes are held separate from the group’s assets.

The trustees of these schemes have been selected to represent the wide range of members and consist of eight colleagues (nine for the money purchase plan) performing a range of roles in both stores and ASDA House. In addition there is one pensioner trustee and an independent trustee who is a solicitor specialising in pensions work.

The pension cost relating to the final salary scheme is assessed in accordance with the advice of an independent qualified actuary who conducted a triennial valuation as at 6 April 1998 using the projected unit method.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

23. PENSIONS (continued)
The key actuarial assumptions are that the long term rate of investment return will exceed the rate of increase in salaries by 2% per annum and exceed the rate of increase in pensions by 4.25% per annum. The rate of growth of equity dividends is 4.75% per annum. At 6 April 1998, the market value of the scheme’s assets was GBP317.2 million and the actuarial value of these assets represented 102% of the benefits that had accrued to members, after allowing for expected future increases in salaries. To derive the pension cost, the surplus is being spread on a straight line basis over the future working lifetime of the existing members.

There is no prepayment of contributions to the final salary scheme.

The group has no significant exposure to any other post-retirement benefit obligations.

Item 7. Financial Statements and Exhibits.

        (b) Pro forma financial information.

        The following pro forma financial information is unaudited. The pro forma income statement is prepared as if the combination of the Company and Asda Group plc occurred as of February 1, 1998, the first day of the Company’s fiscal year 1999. Asda results are reported for an annual period ended January 7, 1999 which corresponds to the Company's fiscal year ended January 31, 1999. Pro forma adjustments include only items with a continuing impact on operations and include amortization of goodwill as well as the incremental interest cost associated with financing the acquisition. The goodwill is amortized over an estimated useful life of 40 years.

The Quarterly report on Form 10-Q filed by the Company as of July 31, 1999 includes the consolidation of the Asda balance sheet as of that date and the unaudited condensed pro forma operating results for the three and six month periods ended July 31, 1999 and 1998. Accordingly, a pro forma balance sheet and interim pro forma operating results are not included in this filing.

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999
Consolidated Statements of Income

		(Unaudited)
(Amounts in millions except per share data) Fiscal year ended January 31, 1999	As presented	ASDA	Pro forma Adjustments	Pro forma Results
Revenues:
Net sales	$ 137,634	$ 13,177		$ 150,811
Other income-net	1,574	12		1,586
	139,208	13,189		152,397
Costs and Expenses:
Cost of sales	108,725	9,944		118,669
Operating, selling and general and administrative expenses
	22,363	2,537	185	25,085

Interest Costs:	797	18	600	1,415
	131,885	12,499	785	145,169
Income Before Income Taxes, Minority Interest and Equity in Unconsolidated Subsidiaries	7,323	690	(785)	7,228
Provision for Income Taxes	2,740	207	(301)	2,646

Income Before Minority Interest and Equity in Unconsolidated Subsidiaries	4,583	483	(484)	4,582

Minority Interest and Equity in Unconsolidated Subsidiaries	(153)			(153)
Net Income	$ 4,430	$ 483	$ (484)	$ 4,429
Net Income Per Share - Basic and Dilutive	$0.99			$0.99

Average Number of Common Shares:
Basic	4,464			4,464
Dilutive	4,485			4,485

ASDA Group plc
NOTES TO THE ACCOUNTS
at 1 May 1999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 1999                                                 WAL-MART STORES, INC.

                                                                                          By:   /s/ James A. Walker, Jr.
                                                                                                    James A. Walker, Jr.
                                                                                                    Senior Vice President and Controller
                                                                                                    (Co. Chief Financial Officer and
                                                                                                    Chief Accounting Officer)

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